                                U.S. $125,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT,

                            dated as of June__, 1996

                                      among

                            OREGON STEEL MILLS, INC.,

                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                 as the Lenders,

                     FIRST INTERSTATE BANK OF OREGON, N.A.,

                  as the Administrative Agent for the Lenders,

                            THE BANK OF NOVA SCOTIA,

                    as the Syndication Agent for the Lenders,

                                       and

                    FIRST INTERSTATE BANK OF OREGON, N.A. and
                            THE BANK OF NOVA SCOTIA,

                     as the Managing Agents for the Lenders.
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                                TABLE OF CONTENTS

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I     DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

      1.1.             Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2.             Use of Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      1.3.             Cross-References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      1.4.             Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

II    COMMITMENTS, BORROWING PROCEDURES AND NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

      2.1.             Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      2.1.1.           Revolving Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      2.1.2.           Swingline Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      2.1.3.           Lenders Not Permitted or Required To Make Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      2.2.             Optional Reduction of Commitment Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      2.3.             Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      2.3.1.           Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      2.3.2.           Swingline Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      2.4.             Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      2.5.             Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      2.6.             Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

III   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

      3.1.             Repayments and Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      3.1.1.           Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      3.1.2.           Exceeding the Revolving Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.1.3.           Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.2.             Application of Payments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.2.1.           Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.3.             Interest Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
      3.3.1.           Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      3.3.2.           Post-Maturity Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      3.3.3.           Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      3.3.4.           Interest Rate Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      3.4.             Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      3.4.1.           Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      3.4.2.           Upfront Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      3.4.3.           Agents' Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

IV    CERTAIN LIBO RATE AND OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

      4.1.             LIBO Rate Lending Unlawful   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      4.2.             Deposits Unavailable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      4.3.             Increased LIBO Rate Loan Costs, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      4.4.             Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      4.5.             Increased Capital Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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       4.6.             Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
       4.7.             Payments, Computations, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       4.8.             Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
       4.9.             Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       4.10.            Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
       4.11.            Actions of Affected Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

V      CONDITIONS TO BORROWING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

       5.1.             Initial Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       5.1.1.           Resolutions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
       5.1.2.           Delivery of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       5.1.3.           Payment of Outstanding Indebtedness, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       5.1.4.           Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       5.1.5.           Pledge Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       5.1.6.           Security Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       5.1.7.           Receipt of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       5.1.8.           Intercreditor Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       5.1.9.           Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       5.1.10.          Organization Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
       5.1.11.          Closing Fees, Expenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       5.2.             All Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       5.2.1.           Compliance with Warranties, No Default, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
       5.2.2.           Borrowing Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       5.2.3.           Satisfactory Legal Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

VI     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

       6.1.             Organization, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       6.2.             Due Authorization, Non-Contravention, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       6.3.             Government Approval, Regulation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       6.4.             Validity, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       6.5.             Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
       6.6.             No Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       6.7.             Litigation, Labor Controversies, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       6.8.             Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       6.9.             Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       6.10.            Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       6.11.            Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
       6.12.            Environmental Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
       6.13.            Regulations G, U and X   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       6.14.            Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

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VII    COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

       7.1.             Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       7.1.1.           Financial Information, Reports, Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
       7.1.2.           Compliance with Laws, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       7.1.3.           Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       7.1.4.           Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
       7.1.5.           Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       7.1.6.           Environmental Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       7.1.7.           Future Guarantors; Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
       7.1.8.           Opinion of New Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       7.2.             Negative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       7.2.1.           Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       7.2.2.           Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
       7.2.3.           Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
       7.2.4.           Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
       7.2.5.           Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
       7.2.6.           Restricted Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       7.2.7.           Rental Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       7.2.8.           Sale and Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
       7.2.9.           Consolidation, Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       7.2.10.          Asset Dispositions, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       7.2.11.          Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
       7.2.12.          Negative Pledges, Restrictive Agreements, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

VIII   EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

       8.1.             Listing of Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       8.1.1.           Non-Payment of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       8.1.2.           Breach of Warranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
       8.1.3.           Non-Performance of Certain Covenants and Obligations   . . . . . . . . . . . . . . . . . . . . . . . .  55
       8.1.4.           Non-Performance of Other Covenants and Obligations   . . . . . . . . . . . . . . . . . . . . . . . . .  55
       8.1.5.           Default on Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       8.1.6.           Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       8.1.7.           Pension Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
       8.1.8.           Control of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
       8.1.9.           Bankruptcy, Insolvency, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
       8.1.10.          Impairment of Security, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       8.1.11.          Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       8.2.             Action if Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
       8.3.             Action if Other Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
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IX    THE AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

      9.1.             Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
      9.2.             Funding Reliance, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
      9.3.             Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      9.4.             Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
      9.5.             Loans by First Interstate and Scotiabank   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
      9.6.             Credit Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
      9.7.             Copies, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

X     MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

      10.1.            Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      10.2.            Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
      10.3.            Payment of Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
      10.4.            Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
      10.5.            Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      10.6.            Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      10.7.            Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      10.8.            Execution in Counterparts, Effectiveness, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
      10.9.            Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      10.10.           Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      10.11.           Sale and Transfer of Loans and Notes; Participations in Loans and Notes  . . . . . . . . . . . . . . .  65
      10.11.1.         Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
      10.11.2.         Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
      10.12.           Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
      10.13.           Other Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
      10.14.           Forum Selection and Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
      10.15.           Waiver of Jury Trial   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                          TABLE OF CONTENTS
                                                             (CONTINUED)

                                                                                                                              PAGE
                                                                                                                             ----
SCHEDULE         1    -    Disclosure Schedule

 EXHIBIT         A    -    Form of Revolving Note
 EXHIBIT         B    -    Form of Swingline Note
 EXHIBIT         C    -    Form of Borrowing Request
 EXHIBIT         D    -    Form of Continuation/Conversion Notice
 EXHIBIT         E    -    Form of Lender Assignment Agreement
 EXHIBIT         F    -    Form of Guaranty
 EXHIBIT         G    -    Form of Security Agreement
 EXHIBIT         H    -    Form of Opinion of Counsel to the Obligors
 EXHIBIT         I    -    Form of Borrowing Base Certificate
 EXHIBIT         J    -    Form of Compliance Certificate
 EXHIBIT         K    -    Form of Intercreditor Agreement

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June__, 1996, among OREGON STEEL MILLS, INC., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), FIRST INTERSTATE BANK OF OREGON, N.A. ("First Interstate"), as administrative agent (the "Administrative Agent") for the Lenders, THE BANK OF NOVA SCOTIA ("Scotiabank"), as syndication agent for the Lenders (the "Syndication Agent") and First Interstate and Scotiabank as managing agents (the "Managing Agents") for the Lenders,

                              W I T N E S S E T H:

         WHEREAS, the Borrower, various financial institutions, First Interstate, as administrative agent, Scotiabank, as syndication agent and First Interstate and Scotiabank, as managing agents, have heretofore executed that certain Credit Agreement dated as of December 14, 1994, as amended by that certain Amendment No. 1 dated September 30, 1995 and that certain Waiver and Amendment No. 2 dated March 22, 1996 (as so amended, the "Original Credit Agreement");

         WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent and the Managing Agents now desire to amend and restate the Original Credit Agreement in its entirety;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree to amend and restate the Original Credit Agreement in its entirety as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1.

         Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account Debtor" means any Person who is or who may become obligated under or on account of an Account.

         "Accounts" means all accounts, as such term is defined in the Uniform Commercial Code in effect in the State of New York as of the Effective Date.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding the ESOP or any trustee under, or any committee with responsibility for administering, the ESOP or any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent(s)" means, as the context may require, any (or all) of the Administrative Agent, the Syndication Agent or either Managing Agent.

         "Agreement" means, on any date, this Amended and Restated
Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by First Interstate at its Domestic Office as its prime rate; and

                  (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by First Interstate in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Applicable Margin" means, in the case of any Loan, a rate per annum determined by reference to the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter, as follows:

                                              Reserve                            Swingline
                   Leverage                Adjusted LIBO       Base Rate            Rate
                     Ratio                     Margin            Margin            Margin
                   --------                -------------       ---------         ---------
  less than 2.0 to 1.0                          .75%              .0%               .75%

  2.0 to 1.0 or more but less than 3.0         1.25%              .25%             1.25%
  to 1.0

  3.0 to 1.0 or more but less than 3.5         1.50%              .50%             1.50%
  to 1.0

  3.5 to 1.0 or more but less than 4.0         1.75%              .75%             1.75%
  to 1.0

  4.0 to 1.0 or more but less than 4.5         2.00%             1.00%             2.00%
  to 1.0

  4.5 to 1.0 or more                           2.25%             1.25%             2.25%

The Applicable Margin shall be based on the Leverage Ratio as set forth in the most recent Compliance Certificate, and shall be effective from and including the date the Administrative Agent receives such Compliance Certificate to but excluding the date on which the Administrative Agent receives the next Compliance Certificate; provided, however, that if Administrative Agent does not receive a Compliance Certificate by the date required by Section 7.1.1(c), the Applicable Margin shall, effective as of such date, increase by one level to but excluding the date the Administrative Agent receives such Compliance Certificate. Subject to the foregoing proviso, from the Effective Date until the date on which the Administrative Agent has received a Compliance Certificate for the quarter ended June 30, 1996, the Borrower's Reserve Adjusted LIBO Margin, Base Rate Margin and Swingline Rate Margin will be 2.25%, 1.25% and 2.25%, respectively.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers (or in the case of a Borrowing Request, any other employee) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 or from time to time after the Effective Date.

         "Bank Group Presentation" means the Borrower's book dated April 18, 1996 entitled "OREGON STEEL MILLS, INC. PRESENTATION TO SENIOR SECURED BANK GROUP."

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrower" is defined in the preamble.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request.

         "Borrowing Base" means, as of any date of determination thereof, an amount equal to the sum of (x) 80% of the value of all Eligible Accounts outstanding at such date, plus (y) 50% of the value of all Eligible Inventory at such date.

         "Borrowing Base Certificate" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of
Exhibit I hereto.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Business Day" means

                 (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York and Portland, Oregon; and

                 (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day for purposes of clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar markets of the Reference Lenders' LIBO Offices.

         "Camrose" means Camrose Pipe Corporation, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

         "Camrose Partnership" means Camrose Pipe Company, a Canadian general partnership which is 60% owned by Camrose.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any obligation, maturing not more than one year after such time, issued or guaranteed by the United States or Canadian Government;

                  (b) municipal notes or note funds rated at the time of purchase, SP-1/A-1 or SP-2/A-2 by Standard & Poor's Ratings Group or VM1G1 or VM1G2 by Moody's Investors Service, Inc.; municipal bonds or bond funds rated at the time of purchase, AAA or AA by Standard & Poor's Ratings Group or Aaa or Aa by Moody's Investors Service, Inc.; or money market preferred stock rated at the time of purchase, AAA or AA by Standard & Poor's Ratings Group or aaa or aa by Moody's Investors Service, Inc.;

                  (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-2 by Standard & Poor's Ratings Group or at least P-2 by Moody's Investors Service, Inc., or (ii) any Lender (or its holding company); or

                  (d) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "CF&I Steel, L.P." means CF&I Steel, L.P., a Delaware limited partnership which is 95.2% owned by New CF&I.

         "Change in Control" means (i) the acquisition by any Person (other than the ESOP), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (ii) the occurrence of any event or condition that would require the Borrower to repurchase or redeem any First Mortgage Notes as a result of any "change in control,"

"change of control" or similar circumstance under the definitive documentation for any First Mortgage Notes.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, a Lender's Revolving Loan Commitment or the Swingline Lender's Swingline Loan Commitment.

         "Commitment Amount" means, as the context may require, either the Revolving Loan Commitment Amount or the Swingline Loan Commitment Amount.

         "Commitment Fee Rate" means the percentage determined by reference to the Leverage Ratio as of the last day of its most recently ended Fiscal Quarter, as follows:

             Leverage Ratio                     Commitment Fee Rate
             --------------                     -------------------
        less than 2.0 to 1.0                            .25%

        2.0 to 1.0 or more but
        less than 4.0 to 1.0                            .375%

        4.0 to 1.0 or more                              .50%

         "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or the Swingline Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                      (i) the declaration of the Loans to be due and payable
                  pursuant to Section 8.3, or

                      (ii) in the absence of such declaration, the giving of
                  notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit J hereto.

         "Consolidated Tangible Net Worth" means (i) the book value of the Borrower and its Subsidiaries' equity plus (ii) the book value of the Borrower and its Subsidiaries' minority interests minus (iii) the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, servicemarks and brandnames.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be calculated in accordance with GAAP.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Managing Agents and the Required Lenders.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "EBITDA" means, for any period of four Fiscal Quarters, the Borrower and its Subsidiaries' earnings before interest expense, taxes, depreciation and amortization, calculated on a rolling four Fiscal Quarter basis.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Account" means, at the time of any determination thereof, any Account of the Borrower or any Guarantor as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

                  (a) the Borrower or such Guarantor has lawful and absolute title to such Account and such Account is, in the Borrower's or such Guarantor's reasonable judgment, collectible in the ordinary course of business;

                  (b) such Account is not subject to a bona fide dispute, setoff, counterclaim or other claim or defense on the part of any person (including such Account Debtor) denying liability under such Account;

                  (c) such Account is not subject to any Lien in favor of any Person, except Liens permitted by clause (a), (e), (f), (g), or (h) of
         Section 7.2.3;

                  (d) such Account is a bona fide Account (which, with respect to an Account arising from a sale of goods, was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis) of the Borrower or such Guarantor arising in the ordinary course of the Borrower's or such Guarantor's business, and which,

                      (i) in the case of Accounts arising from the sale of
                  goods, such goods have been shipped or delivered and all other actions have been taken necessary to create a binding obligation on the part of the Account Debtor for such Account;

                      (ii) in the case of Accounts relating to the rendering of
                  services, such services have been performed or completed and all other actions have been taken necessary to create a binding obligation on the part of the Account Debtor for such Account;

                  (e) with respect to such Account, the Account Debtor is not

                      (i) an Affiliate of the Borrower, or

                      (ii) the subject of any reorganization, bankruptcy,
                  receivership, custodianship, insolvency or other condition analogous to those described in clauses (a) through (d) of
                  Section 8.1.9;

                  (f) such Account is not outstanding more than 90 days past the original billing date therefor;

                  (g) such Account is the subject of a first priority perfected security interest in favor of the Administrative Agent;

                  (h) such Account is not owing from any Account Debtor from whom more than 25% of the Accounts owed to the Borrower and the Guarantors are more than 90 days past the original billing date therefor;

                  (i) the Account Debtor thereunder is not the United States or any department, agency or instrumentality thereof unless the Borrower assigns its rights to payment of such account to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, so as to comply with the Assignment of Claims Act of 1940, as amended; and

                  (j) the Account Debtor thereunder is not located outside of the United States unless payment thereunder is secured by a letter of credit in form and substance satisfactory to the Administrative Agent.

         "Eligible Inventory" means, at the time of any determination thereof, all Inventory of the Borrower or any Guarantor arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent:

                  (a) all of such Inventory is located in the United States;

                  (b) none of such Inventory shall consist of (i) items in the custody of third parties (other than the Borrower or a Guarantor) for processing or manufacture, (ii) items in the Borrower's or such Guarantor's possession but intended by the Borrower or such Guarantor for return to the suppliers thereof, (iii) items belonging to third parties (other than the Borrower and the Guarantors) that have been consigned to the Borrower or such Guarantor or are otherwise in the Borrower's or such Guarantor's custody or possession, (iv) items in the Borrower's or such Guarantor's custody and possession on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement or

         (v) miscellaneous operating items which are generally categorized by the Borrower as "stores inventory";

                  (c) none of such Inventory shall be unsalable, obsolete, damaged or otherwise unfit for sale or consumption in the normal course of the business of the Borrower or such Guarantor;

                  (d) none of such Inventory shall be subject to any Lien in favor of any Person, except Liens permitted by clause (a), (e), (f),
         (g) or (h) of Section 7.2.3; and

                  (e) all of such Inventory is the subject of a first priority perfected security interest in favor of the Administrative Agent.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "ESOP" means the employee stock ownership plan for the employees of the Borrower and certain of its Subsidiaries in effect as of the Effective Date and any successor to such plan.

         "Event of Default" is defined in Section 8.1.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by First Interstate from three federal funds brokers of recognized standing selected by it.

         "First Interstate" is defined in the preamble.

         "First Mortgage Notes" means those certain first mortgage notes of the Borrower due 2003, having an aggregate principal amount of $235,000,000 and bearing interest at the rate of ____% per annum issued by the Borrower on June __, 1996, and includes the obligations under the Indenture dated as of June __, 1996 among the Borrower, Chemical Bank as Trustee, New CF&I and CF&I Steel, L.P., the promissory note dated June __, 1996 made by CF&I Steel, L.P. to Chemical Bank, as Trustee under the Indenture, the guaranties of New CF&I and CF&I Steel, L.P., Borrower's obligations under the notes, the mortgages, the security agreements and other documents securing payment of the First Mortgage Notes, the CF&I note described above and the guaranties executed and delivered to the trustee pursuant to Section 11.01 of the Indenture.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1995 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Funded Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a) and (b) of the definition of "Indebtedness".

         "Funded Debt to Capitalization Ratio" means the ratio of (x) Funded Debt to (y) the sum of (i) Funded Debt plus (ii) Consolidated Tangible Net Worth.

         "GAAP" is defined in Section 1.4.

         "Guaranties" means the Amended and Restated Guaranties executed and delivered pursuant to Section 5.1.4, substantially in the form of Exhibit F hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Guarantors" means CF&I Steel, L.P. and New CF&I and any other Significant Subsidiary that delivers a Guaranty pursuant to the provisions of
Section 7.1.7 hereof.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) whether or not so included as liabilities in accordance with GAAP, all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that the indebtedness secured by a Lien on the Borrower's or any Subsidiary's interest in any joint venture permitted by the terms of
         Section 7.2.3(i) hereof shall not be considered Indebtedness; and

                  (f) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, (i) Permitted Intercompany Loans shall not be considered Indebtedness and (ii) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent that either (x) such Person is directly obligated for such Indebtedness or (y) that such Indebtedness is a Contingent Liability of such Person.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Intercreditor Agreement" is defined in Section 5.1.7.

         "Interest Coverage Ratio" means, for any period of four Fiscal Quarters, the ratio of (x) the sum of the Borrower and its Subsidiaries' (i) EBITDA during such period, plus (ii) the non-cash portion of the Borrower's contribution to its employee stock ownership plan during such period, to (y) the Borrower and its Subsidiaries' total interest expense (including capitalized interest) paid in cash during such period.

         "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Inventory" means all inventory, as such term is defined in the Uniform Commercial Code in effect in the state of New York as of the Effective Date.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) other than Permitted Intercompany Loans;

                  (b) any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit E hereto.

         "Lenders" is defined in the preamble.

         "Leverage Ratio" means, as of the end of any Fiscal Quarter of the Borrower, the ratio of the Borrower and its Subsidiaries' (x) Funded Debt to (y) EBITDA.

         "LIBO Rate" is defined in Section 3.3.1.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" is defined in Section 3.3.1.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" is defined in Section 3.3.1.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" means, as the context may require, a Revolving Loan or a Swingline Loan of any type.

         "Loan Document" means this Agreement, the Notes, the Guaranties, the Security Agreements, each agreement relating to the Hedging Obligations to which a Lender is a party (unless otherwise agreed by such Lender), the Intercreditor Agreement and each other agreement, document or instrument delivered in connection with this Agreement.

         "Managing Agents" is defined in the preamble and includes each other Person as shall have subsequently been appointed as a successor Managing Agent pursuant to Section 9.4.

         "Material Adverse Effect" means any circumstance or event which is reasonably likely to (i) have a material adverse effect on the validity or enforceability of this Agreement, the Notes or any other Loan Document, (ii) have a material adverse effect on the financial condition, operations, assets, business or properties of Borrower and its Subsidiaries, taken as a whole, or
(iii) materially impair the ability of the Borrower or any Guarantor to fulfill its respective obligations under this Agreement or any other Loan Document.

         "Material Partnership" means each of the Camrose Partnership, CF&I Steel, L.P. and any other partnership in which Borrower or any Subsidiary has an Investment in excess of $10,000,000.

         "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

         "Net Equity Proceeds" means, with respect to any issuance by the Borrower or any Subsidiary of any equity securities, the gross consideration received by or for the issuer minus underwriting and brokerage commissions, discounts and fees and other professional fees and expenses relating to such issuance that are payable by the issuer.

         "Net First Mortgage Proceeds" means, with respect to the issuance by the Borrower of the First Mortgage Notes, the gross consideration received by or for the account of the Borrower minus the underwriting and brokerage commissions, discounts and fees and other professional fees and expenses relating to such issuance that are payable by the Borrower.

         "Net Income" means the consolidated net income of the Borrower and its Subsidiaries, determined in accordance with GAAP.

         "New CF&I" means New CF&I, Inc., a Delaware corporation and 87%-owned Subsidiary of the Borrower.

         "Note" means, as the context may require, a Revolving Note or the Swingline Note.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

         "Obligor" means, as the context may require, the Borrower, any Guarantor or any other Person (other than an Agent or any Lender) obligated under any Loan Document.

         "Original Credit Agreement" is defined in the first recital.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Participant" is defined in Section 10.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth on
Schedule 2 hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

         "Permitted Dispositions" means (x) any sale, transfer, lease or conveyance by the Borrower or any of its Subsidiaries of any assets that is made in the ordinary course of its business or (y) any sale, transfer, lease or conveyance of any of the properties and assets more particularly described on
Item 1.1 ("Permitted Dispositions") of the Disclosure Schedule.

         "Permitted Intercompany Loans" means (i) any loans from the Borrower to any of the Guarantors, (ii) the existing intercompany loan from New CF&I to CF&I Steel, L.P. or (iii) any loans from any of the Borrower's Subsidiaries to the Borrower to the extent that such loans are subordinated on terms and conditions satisfactory to Managing Agents.

         "Permitted Receivables Financing" means any sale (or financing) by the Borrower or its Subsidiaries of Accounts to a receivables purchaser, on terms satisfactory to the Required Lenders.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Reference Lenders" means First Interstate, Scotiabank and United States National Bank of Oregon.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Revolving Notes (including, for such purposes, any participations of the Lenders under Swingline Loans), or, if no such principal amount is then outstanding, Lenders having at least 51% of the aggregate Revolving Loan Commitments.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

         "Restricted Disposition" means any sale, transfer, lease, contribution or conveyance by the Borrower or any Subsidiary of its assets that is not a Permitted Disposition.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $125,000,000, as such amount may be reduced from time to time pursuant to Section 2.1.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) June __, 1999;

                  (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the

Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Scotiabank" is defined in the preamble.

         "Security Agreements" means the Amended and Restated Security Agreements executed and delivered pursuant to Section 5.1.5, substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Significant Subsidiary" means each Subsidiary of the Borrower that

                  (a) as of the Effective Date, is designated with an asterisk in Item 2 ("Subsidiaries") of the Disclosure Schedule;

                  (b) accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four Fiscal Quarters of the Borrower ending on the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made; or

                  (c) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b) and (c), shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question.

         "Stated Maturity Date" means

                  (a) in the case of any Revolving Loan, June __, 1999; and

                  (b) in the case of any Swingline Loan, June __, 1999.

         "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such

Person, or by one or more other Subsidiaries of such Person; provided, however, that in the case of the Borrower, such term also includes, without limitation, Camrose Partnership and CF&I Steel, L.P.

         "Swingline Lender" means First Interstate.

         "Swingline Loan" is defined in Section 2.1.2.

         "Swingline Loan Commitment" means the Swingline Lender's obligation to make Swingline Loans pursuant to Section 2.1.2.

         "Swingline Loan Commitment Amount" means, on any date $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swingline Loan Commitment Termination Date" means the earlier of

                  (a) the Revolving Loan Commitment Termination Date; or

                  (b) the date on which the Swingline Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2.

Upon the occurrence of any event described above, the Swingline Loan Commitment shall terminate automatically and without any further action.

         "Swingline Note" means the promissory note of the Borrower payable to the Swingline Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swingline Lender resulting from outstanding Swingline Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 9.4.

         "Taxes" is defined in Section 4.6.

         "Trustee Guaranty" means a guaranty in favor of the trustee for the First Mortgage Notes and each holder of a First Mortgage Note from each Guarantor hereunder and each Significant Subsidiary that hereafter delivers a Guaranty pursuant to the provisions of Section 7.1.7 hereof and such term includes that certain promissory note in the principal amount of $235,000,000 executed by CF&I Steel, L.P. in favor of the trustee for the First Mortgage Notes.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the audited financial statements referred to in Section 6.5.

                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

         SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.2. Swingline Commitment. From time to time on any Business Day occurring prior to the Swingline Loan Commitment Termination Date, the Swingline Lender will make Swingline Loans to the Borrower in the aggregate amount of Swingline Loans requested by the Borrower to be made on such date. The Commitment of the Swingline Lender described in this Section 2.1.2 is herein referred to as the "Swingline Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time, borrow, prepay and reborrow Swingline Loans. All Swingline Loans shall bear interest at a fluctuating rate determined by reference to the Federal Funds Rate plus the Applicable Margin for Swingline Loans. On the date a Swingline Loan is made hereunder, each Lender absolutely and unconditionally agrees to and does purchase a participation in an amount equal to its respective Percentage of Revolving Loans in such Swingline Loan. At the request of the Swingline Lender, made through the Administrative Agent at any time and from time to time, including, without limitation, following the occurrence of Event of Default, each Lender (including the Swingline Lender) absolutely and unconditionally agrees to fund the Swingline Loans then outstanding by advancing such Lender's Percentage of the outstanding Swingline Loans to the Administrative Agent for disbursement to the Swingline Lender. Such advances shall be made no later than 10:00 a.m. (Portland time) on the next following Business Day after a request therefor is made. Advances made by the Lenders hereunder for purposes of funding Swingline Loans shall constitute Revolving Loans (and be advanced as Base Rate Loans) for all purposes hereof. In consideration of the Lenders' agreement to advance funds for purposes of repaying Swingline Loans and purchasing participations in Swingline Loans, the Swingline Lender agrees to pay to each Lender, such Lender's Percentage of the Applicable Margin for Swingline Loans collected by the Swingline Lender on all outstanding Swingline Loans. Such payment shall be made by the Swingline Lender to the Administrative Agent, for the account of the Lenders, monthly in arrears on each Monthly Payment Date.

         SECTION 2.1.3. Lenders Not Permitted or Required To Make Loans. No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto,

                  (i) the sum of (x) the aggregate outstanding Swingline Loans plus (y) the aggregate outstanding principal amount of all Revolving Loans of all Lenders would exceed the Revolving Loan Commitment Amount,

                           (ii) the sum of (x) the aggregate outstanding
                  Swingline Loans plus (y) the aggregate outstanding principal amount of all Revolving Loans of all Lenders would exceed the then-current Borrowing Base, or

                           (iii) the aggregate outstanding principal amount of
                  all Swingline Loans and all Revolving Loans of such Lender would exceed such Lender's Percentage of the Revolving Loan Commitment Amount.

The Swingline Lender shall not be permitted or required to make any Swingline Loan, if, after giving effect thereto, the aggregate outstanding principal amount of:

                           (i) the sum of (x) the aggregate outstanding
                  principal amount of all Revolving Loans of all Lenders plus
                  (y) the aggregate outstanding Swingline Loans would exceed the Revolving Loan Commitment Amount,

                           (ii) the sum of (x) the aggregate outstanding
                  principal amount of all Revolving Loans of all Lenders plus
                  (y) the aggregate outstanding Swingline Loans would exceed the Borrowing Base, or

                           (iii) all Swingline Loans would exceed the Swingline
                  Loan Commitment Amount.

         SECTION 2.2. Optional Reduction of Commitment Amounts. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of any Commitment Amount; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of the Swingline Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 and any partial reduction of any other Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000.

         SECTION 2.3. Borrowing Procedure. The Borrower may request Loans to be made pursuant to this Section 2.3.

         SECTION 2.3.1. Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 9:00 a.m., Portland time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three Business Days' notice in the case of LIBO Rate Loans and on not less than one Business Day's notice in the case of Base Rate Loans, that a Borrowing of Revolving Loans be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 or in the unused amount of the Revolving Loan Commitment. Not later than 10:00 a.m., Portland time, on the date of receipt, the Administrative Agent shall give notice to each Lender of the terms of each Borrowing Request for Revolving Loans submitted by the Borrower. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (Portland time) on the Business Day specified in the Borrowing Request each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by deposit to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3.2. Swingline Loans. By delivering a Borrowing Request to the Swingline Lender on or before 3:00 p.m., Portland Time, on a Business Day, the Borrower may from time to time irrevocably request that a Borrowing of Swingline Loans be made on such date in a minimum amount of $100,000 and an integral multiple of $100,000 or in the unused amount of the Swingline Loan Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing of Swingline Loans shall be made on the Business Day specified in such Borrowing Request. The Swingline Lender shall make the Swingline Loan available to the Borrower by deposit to the accounts the Borrower shall have specified in its Borrowing Request.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 9:00 a.m., Portland time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, of any Revolving Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Revolving Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. Not later than 10:00 a.m., Portland time, on the date of receipt, the Administrative Agent shall give notice to each Lender of the terms of each Continuation/Conversion Notice delivered to it by the Borrower.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall be made as set forth below:

         SECTION 3.1.1. Voluntary Prepayments. From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                  (i) any such prepayment shall be applied to such Loans as shall be specified by the Borrower in a written notice to the Administrative Agent, or in the absence of such notice, as the Administrative Agent shall specify;

                  (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

                  (iii) voluntary prepayments of Swingline Loans may be made with notice from an Authorized Officer of the Borrower to the Swingline Lender prior to 3:00 p.m. on the date of such payment, and all voluntary prepayments of Revolving Loans shall require at least one Business Day's prior written notice to the Administrative Agent; and

                  (iv) all voluntary partial prepayments of Swingline Loans shall be in an aggregate minimum amount of $100,000 and an integral multiple of $100,000; and all voluntary partial prepayments of Revolving Loans shall be in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000.

         SECTION 3.1.2. Exceeding the Revolving Loan Commitment. On each date when the sum of the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans exceeds the lesser of (x) the Revolving Loan Commitment Amount (as it may be reduced from time to time) and (y) the then effective Borrowing Base amount, the Borrower shall make a mandatory prepayment of the Revolving Loans or Swingline Loans (or both) in an aggregate amount equal to such excess.

         SECTION 3.1.3. Acceleration. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or
Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

         SECTION 3.2. Application of Payments and Prepayments.

         SECTION 3.2.1. Voluntary Prepayments. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount, and no voluntary prepayment of principal of any Swingline Loans shall cause a reduction in the Swingline Loan Commitment Amount.

         SECTION 3.3. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.3.

         SECTION 3.3.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Base Rate Loans and LIBO Rate Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All Swingline Loans shall accrue interest at a rate per annum equal to the sum of Federal Funds Rate from time to time in effect plus the Applicable Margin for Swingline Loans.

         The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

              LIBO Rate          =                 LIBO Rate
                                         -------------------------------
         (Reserve Adjusted)              1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from the Reference Lenders, two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 3.3.4.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the interbank eurodollar market as at or about 12:00 noon New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.3.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the sum of the Alternate Base Rate plus 2% plus the Applicable Margin for Base Rate Loans then in effect.

         SECTION 3.3.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                  (c) with respect to Revolving Loans made as Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date, and with respect to Swingline Loans made as Base Rate Loans, on each Monthly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); and

                  (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3.4. Interest Rate Determination. Each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each LIBO Rate. If any one or more of the Reference Lenders shall fail timely to furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

         SECTION 3.4. Fees. The Borrower agrees to pay the fees set forth in this Section 3.4. All such fees shall be non-refundable.

         SECTION 3.4.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee at the Commitment Fee Rate per annum on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount; provided, however, that for purposes of determining usage under the Revolving Commitment, all outstanding Swingline Loans shall be deemed to be Revolving Loans. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date.

         SECTION 3.4.2. Upfront Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender on the Effective Date, an upfront fee based on such Lender's initial Commitment and based on such Lender's final allocated Commitment in such amounts as previously agreed by the Borrower and the Managing Agents.

         SECTION 3.4.3. Agents' Fees. The Borrower agrees to pay to the Agents for their own account, in addition to all other amounts payable by the Borrower under Sections 3.4.1 and 3.4.2, such other fees as were described in the fee letters dated February 21, 1996 between the Borrower and First Interstate and the Borrower and Scotiabank.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Reference Lenders in their relevant markets; or

                  (b) by reason of circumstances affecting the Reference Lenders' relevant markets, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans which results from the introduction of or any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof (including, by way of example, but not limited to, a change in official reserve requirements). Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Section 3.1 or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, except as a result of a Lender's breach of its Commitments hereunder; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, except as a result of a Lender's breach of its Commitments hereunder, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower and the Administrative Agent, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Upon the request of the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

         SECTION 4.7. Payments, Computations, etc. All payments by the Borrower pursuant to Swingline Loans shall be made by the Borrower directly to the Swingline Lender. Unless otherwise expressly provided, all other payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent or Swingline Lender shall be made, without setoff, deduction or counterclaim, not later than 10:00 a.m., Portland time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent or Swingline Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent or Swingline Lender on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing for general corporate purposes (including non-hostile acquisitions) and working capital purposes of the Borrower and its Subsidiaries other than Camrose and the Camrose Partnership. Without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

         SECTION 4.11. Actions of Affected Lenders. Each Lender agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 4.1 or any amounts which might otherwise be payable pursuant to Sections 4.3, 4.5 or 4.6; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material. In the event that such reasonable efforts are insufficient to avoid all such illegality pursuant to Section 4.1 or all amounts that might be payable pursuant to Sections 4.3, 4.5 or 4.6, then the Borrower shall have the right, but not the obligation, at its own expense, to request such Lender (the "Affected Lender") to transfer its Commitments hereunder to any other Lender (which itself is not then an Affected Lender) or financial institution designated by the Borrower and approved by the Managing Agents (which approval shall not be unreasonably withheld or delayed), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Agreement) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that no Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law or any rule, regulation or order of any governmental authority, (ii) such assignee shall pay to the Affected Lender in immediately available funds on the date of such assignment the principal of the Loans made by such Lender hereunder, and (iii) the Borrower shall pay to the Affected Lender in immediately available funds on the date of such assignment the interest accrued to the date of such assignment hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                                    ARTICLE V

                             CONDITIONS TO BORROWING

         SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

         SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

         SECTION 5.1.3. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and all commitments for such Indebtedness shall have been terminated.

         SECTION 5.1.4. Guaranties. The Administrative Agent shall have received the Guaranties, dated the date hereof, duly executed by the Guarantors.

         SECTION 5.1.5. Security Agreements. The Administrative Agent shall have received executed counterparts of the Security Agreements, dated as of the date hereof, duly executed by the Borrower and the Guarantors, together with

                  (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Borrowing, or such other evidence of filing as may be acceptable to the Managing Agents, naming the Borrower and each Guarantor, as the debtors and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Managing Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreement;

                  (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person, together with such other Uniform

         Commercial Code Form UCC-3 termination statements as the Managing Agents may reasonably request from such Obligors; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Managing Agents, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower and each Guarantor (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause
         (a)) shall cover any collateral described in the Security Agreement).

         SECTION 5.1.6. Receipt of Proceeds. The Borrower shall have received at least $71,000,000 of Net Equity Proceeds and at least $225,000,000 of Net First Mortgage Proceeds.

         SECTION 5.1.7. Intercreditor Agreement. The Managing Agents shall have received a fully-executed intercreditor agreement, in substantially the form of Exhibit K hereto and otherwise reasonably satisfactory to the Managing Agents, with the trustee for the holders of the First Mortgage Notes (the "Intercreditor Agreement").

         SECTION 5.1.8. Opinion of Counsel. The Administrative Agent shall have received opinions, dated as of the Effective Date and addressed to the Administrative Agent and all Lenders, from Schwabe Williamson & Wyatt, counsel to the Obligors, substantially in the form of Exhibit H hereto.

         SECTION 5.1.9. Organization Documents. The Administrative Agent shall have received from the Borrower and each Guarantor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                  (a) the articles or certificate of incorporation of such Person as in effect on such date, certified by the Secretary of State of the state of its incorporation as of a recent date (to the extent such certification is available), and the bylaws of such Person as in effect on such date, certified by the Secretary or an Assistant Secretary as of such date; and

                  (b) a good standing certificate for such Person from the Secretary of State of the state of its incorporation as of a recent date (to the extent such certification is available).

         SECTION 5.1.10. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Syndication Agent, the Managing Agents and each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.4 and 10.3, if then invoiced.

         SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

                  (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7

                      (i) no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Material Adverse Effect; and

                      (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which might have a Material Adverse Effect; and

                  (c) no Default shall have then occurred and be continuing, and neither the Borrower, any other Obligor, nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

         SECTION 5.2.2. Borrowing Request. For all Borrowings of Revolving Loans, the Administrative Agent shall have received a Borrowing Request for such Borrowing, and for all Borrowings of Swingline Loans, the Swingline Lender shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Managing Agents and their counsel; and the Managing Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Managing Agents or their counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders and the Agents to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agents and each Lender as set forth in this Article VI.

         SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to so qualify shall not have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties, except for the Liens created pursuant to the Loan Documents.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, all subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity.

         SECTION 6.5. Financial Information. The audited balance sheets of the Borrower and its Subsidiaries as at December 31, 1995, and the related statements of earnings and cash flow of the Borrower and its Subsidiaries, and the unaudited financial statements of the Borrower and its Subsidiaries as at March 31, 1996, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. Since the date of the audited financial statements described in Section 6.5, except as otherwise disclosed in
Item 6.6 ("Material Developments") of the Disclosure Schedule, there has been no Material Adverse Effect.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                  (b) which are permitted to have been acquired in accordance with Section 7.2.5 or 7.2.10.

         SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3.

         SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Except as set forth in Item
6.12 ("Environmental Matters") of the Disclosure Schedule:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                  (b) there have been no past, and there are no pending or threatened

                      (i) claims, complaints, notices or requests for
                  information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect, or

                      (ii) complaints, notices or inquiries to the Borrower or
                  any of its Subsidiaries regarding potential material liability under any Environmental Law that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                  (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                  (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law.

         SECTION 6.13. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agents or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agents and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent for the further distribution to each of the Lenders copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 100 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and audited consolidated and unaudited consolidating statements of earnings and audited consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Managing Agents by independent public accountants acceptable to the Managing Agents, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default under Article VIII that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

                  (c) as soon as available and in any event within 50 days after the end of each Fiscal Quarter and 100 days after the end of each Fiscal Year, a Compliance Certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Managing Agents) compliance with the financial covenants set forth in Section 7.2.4;

                  (d) as soon as available and in any event within 15 days after the end of each month, a Borrowing Base Certificate as of the end of such month;

                  (e) as soon as possible and in any event within five Business Days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (f) as soon as possible and in any event within five Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in
         Section 6.7, notice thereof and copies of all documentation relating thereto;

                  (g) promptly after the same become publicly available, copies of all reports which the Borrower sends to any of its securityholders, and all registration statements, Forms 10K, Forms 10Q, Forms 8K and similar reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, any other national securities exchange or any foreign securities commission or exchange relating to issuance and sale of securities;

                  (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (i) as soon as possible and in any event within 15 days after the receipt by the Borrower or any Subsidiary thereof, copies of all final, written environmental audits prepared by, or at the request of, the Borrower or its Subsidiaries or affecting any properties of the Borrower or any of its Subsidiaries;

                  (j) as soon as available and in any event within 60 days after the commencement of each Fiscal Year, a consolidated financial forecast for the Borrower and its Subsidiaries for such Fiscal Year; and

                  (k) such other information concerning the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Significant Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and, except to the extent that such failure will have a Material Adverse Effect, qualification as a foreign corporation; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable and except for properties that may be the subject of Permitted Dispositions.

         SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Administrative Agent, furnish to the Administrative Agent at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Managing Agents or any of their respective representatives, at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Managing Agent or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with any Managing Agent's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect (except for permits associated with properties that have been the subject of a Permitted Disposition) and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Administrative Agent and provide copies upon receipt of all material adverse written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Administrative Agent any actions and proceedings relating to compliance with Environmental Laws, except for those being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

         SECTION 7.1.7. Future Guarantors; Further Assurances. The Borrower may, in its discretion and with the prior written approval of the Managing Agents, from time to time cause any of its Significant Subsidiaries that is not already a Guarantor to execute and deliver a Guaranty and Security Agreement and to provide opinions and documentation of the type set forth in Section 5.1.1 and Section
7.1.8 as to such Guarantor.

         SECTION 7.1.8. Opinion of New Guarantors. The Borrower shall cause to be delivered within 30 days after a Significant Subsidiary becomes a Guarantor favorable opinions of counsel confirming, among other things, that (i) such Guarantor's obligations under its Guaranty and Security Agreement are legal, valid, binding and enforceable against such Guarantor and (ii) no government approvals, consents, registrations or filings are required by such Guarantor except as have been obtained.

         SECTION 7.2. Negative Covenants. The Borrower agrees with the Agents and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.2.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except in the business of manufacturing specialty and commodity steel products and such activities as may be incidental or related thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Loans and other
         Obligations;

                  (b) until the date of the initial Borrowing, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (d) Indebtedness in respect of the Borrower's obligations under the First Mortgage Notes (and any refundings or refinancings thereof that are on terms no less favorable to the Borrower and the Lenders) and the guaranties by the Guarantors of the Borrower's obligations thereunder;

                  (e) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities) including, without limitation, accrued expenses, taxes payable, accrued environmental liabilities, deferred employment benefits and deferred income taxes, to the extent incurred in the ordinary course of business;

                  (f) Indebtedness in respect of Capitalized Lease Liabilities for assets contemplated by the Borrower's capital expenditure plan set forth in the Bank Group Presentation;

                  (g) Indebtedness in an aggregate principal amount not to exceed $30,000,000, relative to letters of credit issued for the account of the Borrower and its Subsidiaries;

                  (h) Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 in respect of the deferred purchase price of capital assets acquired by the Borrower and its Subsidiaries exclusive of all capital expenditures and Investments projected to be made by the Borrower in the Bank Group Presentation;

                  (i) the obligations of the Borrower and its Subsidiaries in connection with a Permitted Receivables Financing;

                  (j) Indebtedness of Subsidiaries of the Borrower and guaranties by such Subsidiaries of Indebtedness of joint ventures in which such Subsidiaries are a joint venturer so long as neither the Borrower nor any Significant Subsidiary has any liability or Contingent Liability for any such Indebtedness or guarantee;

                  (k) any Hedging Obligations of the Borrower or any Subsidiary; and

                  (l) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $15,000,000;

provided, however, that no Indebtedness otherwise permitted by clauses (e), (f),
(g), (h), (i), (j) or (l) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

         (b) Liens securing payment of Indebtedness of the type permitted and described in clauses (b) and (c) of Section 7.2.2;

         (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (d) of Section 7.2.2;

         (d) Liens securing payment of the First Mortgage Notes on any or all of the property of the Borrower and the Guarantors other than that pledged to the Lenders pursuant to the terms of the Security Agreement;

         (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (g) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

         (i) Liens on the Borrower's or any Subsidiary's joint venture interest in favor of the lenders to such joint venture and securing such joint venture's obligations to such lender.

     SECTION 7.2.4. Financial Condition. The Borrower will not permit to occur any of the events set forth below:

         (a) Its Consolidated Tangible Net Worth at any time to be less than (i) $232,500,000 plus (ii) 50% of Net Income (without giving effect to any losses) for each Fiscal Quarter beginning on or after January 1, 1996 plus (iii) 100% of the Net Equity Proceeds from any equity offering by the Borrower or any of its Subsidiaries after January 1, 1996.

         (b) Its Interest Coverage Ratio, tested on a rolling four quarter basis, to be less than the specified ratio as of the end of any of the following Fiscal Quarters:

                    Fiscal Quarter               Minimum Interest Coverage Ratio
                    --------------               -------------------------------
                    June 30, 1996                         1.50 to 1.0
                    September 30, 1996                    1.50 to 1.0
                    December 31, 1996                     1.50 to 1.0
                    March 31, 1997                        1.75 to 1.0
                    June 30, 1997                         1.75 to 1.0
                    September 30, 1997                    2.00 to 1.0
                    December 31, 1997                     2.00 to 1.0
                    March 31, 1998                        2.25 to 1.0
                    June 30, 1998 and thereafter          2.50 to 1.0

         (c) Its Funded Debt to Capitalization Ratio to exceed .55 to 1.00 as of the end of any Fiscal Quarter.

     SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

         (a) Investments identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

         (b) Cash Equivalent Investments;

         (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2 or as contemplated by the Borrower's capital expenditure plan set forth in the Bank Group Presentation; provided that no such Investments may be made in Camrose or the Camrose Partnership;

         (d) Investments in Camrose or the Camrose Partnership in an aggregate amount at any time not to exceed $5,000,000;

         (e) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries other than Camrose or the Camrose Partnership, or by any such Subsidiary in any of its Subsidiaries or any other Subsidiary other than Camrose or the Camrose Partnership, by way of contributions to capital or loans or advances; and

         (f) other Investments in an aggregate amount at any time not to exceed $15,000,000 minus any losses on such Investments;

provided, however, that

         (g) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

         (h) no Investment otherwise permitted by clause (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, if either before or after giving effect to any of such actions, there shall exist a Default or an Event of Default.

     SECTION 7.2.7. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $4,000,000 for any Fiscal Year or $15,000,000 during the remaining term of this Agreement; provided, however, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

     SECTION 7.2.8. Sale and Leasebacks. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction by which the Borrower or any of its Subsidiaries, directly or indirectly, becomes liable as a lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a capital lease of any property (whether real or personal or mixed) whether now owned or hereafter acquired (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to any person in connection with such lease.

     SECTION 7.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

         (a) the Borrower or any Subsidiary may make Permitted Dispositions;

         (b) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary so long as, after giving effect thereto, the Borrower or a Guarantor, if a party to such merger, is the surviving corporation, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

         (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, in connection with alternative metallics ventures contemplated by the Bank Group Presentation or if permitted as a capital expenditure as contemplated by the Bank Group Presentation; provided, however, that after giving effect to any such merger the Borrower or its Subsidiary party thereto is the surviving corporation.

     SECTION 7.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any or all of its assets (including the capital stock of Subsidiaries) to any Person, unless (a) such sale, transfer, lease, contribution or conveyance is a Permitted Disposition, (b) such sale is a Restricted Disposition and the net proceeds from such sale together with the net proceeds of all other Restricted Dispositions since the Effective Date does not exceed $40,000,000 in the aggregate or (c) such sale is a Permitted Receivables Financing.

     SECTION 7.2.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting

         (a) the creation or assumption of any Lien in favor of the Administrative Agent upon its Accounts and Inventory, whether now owned or hereafter acquired or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

         (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

     SECTION 7.2.13. Interest Rate Protection. The Borrower may arrange and continue in effect interest rate protection on commercially standard terms and conditions so long as the Borrower's payment obligations thereunder do not continue beyond the Stated Maturity Date.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default" (unless waived pursuant to the provisions of Section 10.1).

     SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or mandatory prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment fee or of any other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to any Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

     SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either

         (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

         (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

         (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

         (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

     SECTION 8.1.8. Control of the Borrower. Any Change in Control shall occur.

     SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries or any Material Partnership shall

         (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

         (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Subsidiaries or any Material Partnership or any property of any thereof, or make a general assignment for the benefit of creditors;

         (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, any of its Subsidiaries or any Material Partnership or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each Material Partnership hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

         (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any of its Subsidiaries or any Material Partnership, and, if any such case or proceeding is not commenced by the Borrower, such Subsidiary or such Material

     Partnership, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Material Partnership or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each Material Partnership hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

         (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

     SECTION 8.1.11. Environmental Matters. Any claims shall be made under any Environmental Laws that, singly or in the aggregate, have, or may reasonably be expected to have, upon the final resolution thereof a Material Adverse Effect, net of any reserves.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX

                                   THE AGENTS

     SECTION 9.1. Actions. Each Lender hereby appoints First Interstate as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document; each Lender hereby appoints Scotiabank as the Syndication Agent for the purposes of syndicating the credit facilities provided hereunder; and each Lender hereby appoints First Interstate and Scotiabank as its Managing Agents under and for purposes of this Agreement. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from an Agent's gross negligence or wilful misconduct. No Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Portland time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender shall repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing. If a Lender shall fail to repay the Administrative Agent all amounts owing under the preceding sentence, the Borrower shall forthwith on demand repay all such amounts together with interest thereon through the date such amount is repaid to the Administrative Agent.

     SECTION 9.3. Exculpation. Neither any Agent nor any of its respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. If any Agent shall be guilty of gross negligence or willful misconduct, the Required Lenders may, upon 10 days' prior written notice to the Borrower and such Agent, remove such Agent. Any Agent may resign as such at any time upon at least 30 days' prior written notice to the Borrower and all Lenders. If any Agent at any time shall resign or be removed, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become an Agent hereunder. If no successor

Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving written notice of resignation or within 10 days after the Required Lenders shall have delivered a removal notice, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

         (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and

         (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Loans by First Interstate and Scotiabank. First Interstate and Scotiabank shall each have the same rights and powers with respect to (x) the Loans made by each of them or any of their Affiliates, and (y) the Notes held by each of them or any of their Affiliates as any other Lender and may exercise the same as if they were not an Agent. First Interstate and Scotiabank and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if First Interstate and Scotiabank were not Agents hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document (other than agreements relating to the Hedging Obligations which may be amended, modified or waived solely with the consent of the Borrower and Lender party thereto) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

         (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

         (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III or extend the date for any such fees, release all or substantially all collateral security, release any Guarantor or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note; provided, however that the release by the Lenders of their security interest in the Borrower's and Guarantor's Accounts in connection with a Permitted Receivables Financing will require the approval of only the Required Lenders;

         (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or

         (d) affect adversely the interests, rights or obligations of any Agent qua an Agent shall be made without consent of such Agent.

Notwithstanding the foregoing, the Administrative Agent shall not release any collateral security unless it has received the prior written consent of the Required Lenders except (i) for releases in connection with the sale or transfer of collateral by an Obligor in the ordinary course of its business or (ii) as provided in the following sentence. The Lenders acknowledge and agree that unless an Event of Default shall have occurred and be continuing, upon the request of the Borrower, a Guarantor that is not a Significant Subsidiary shall be released from its obligations under any Guaranty or Security Agreement delivered by it. No failure or delay on the part of any Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when received.

     SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Agents (including the fees and out-of-pocket expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

         (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

         (b) the filing, recording, refiling or rerecording of the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the Security Agreement, and

         (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agents and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses (including all allocated costs of any Lender's in-house counsel)) incurred by the Agents or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and
(y) the enforcement of any Obligations (including, without limitation, any expenses incurred by the Managing Agents, the Administrative Agent or any Lender pursuant to the Intercreditor Agreement).

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agents and each Lender and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

         (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

         (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

         (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agents and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

         (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

         (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments. Any Lender,

         (a) with the written consents of the Borrower and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

         (b) with notice to the Borrower and the Administrative Agent, but without the consent of the Borrower or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $5,000,000; provided, however, that after giving effect to such assignment, the assignor Lender's remaining aggregate Commitment shall be at least $5,000,000; and provided, further, that, the Borrower, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

         (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Administrative Agent by such Lender and such Assignee Lender,

         (d) such Assignee Lender shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and

         (e) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the

Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. In addition to the foregoing, and notwithstanding any other provision hereof, any Lender may at any time assign any or all of its rights hereunder or its Notes to any Federal Reserve Bank.

     SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

         (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

         (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

         (c) the Borrower and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

         (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and

         (e) the Borrower shall not be required to pay any amount under Section
     4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

     SECTION 10.12. Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their employees, examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

         (a) unless prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

         (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

             (i) to be bound by this Section 10.12;

             (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

         (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

     SECTION 10.13. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN

CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.15. Waiver of Jury Trial. THE AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 OREGON STEEL MILLS, INC.


                                 By:____________________________________________
                                    Title:______________________________________

                                 Address: P.O. Box 5368
                                          Portland, Oregon  97228

                                 Facsimile No.: (503) 240-5232

                                 Attention: Mr. Jeff Stewart
                                            Treasurer


                                 FIRST INTERSTATE BANK OF OREGON, N.A., as
                                 Administrative Agent and Managing Agent


                                 By:____________________________________________
                                    Title:______________________________________

                                 Address: 1300 S.W. Fifth Avenue, T19
                                          Portland, Oregon 97201

                                 Facsimile No.: (503) 220-4896

                                 Attention: Patrik Norris


                                 THE BANK OF NOVA SCOTIA, as Syndication Agent and Managing Agent


                                 By:____________________________________________
                                    Title:______________________________________

                                 Address: 888 S.W. Fifth Avenue
                                          Suite 750
                                          Portland, Oregon 97204

                                 Facsimile No.: (503) 222-5502

                                 Attention: Daryl Hogge

                   PERCENTAGE                     LENDERS
                   ----------                     -------

                       18%              FIRST INTERSTATE BANK OF OREGON N.A.


                                        By:_____________________________________
                                           Title:_______________________________

                                        Domestic
                                        Office:  1300 S.W. Fifth Avenue, T19
                                                 Portland, Oregon 97201

                                        Facsimile No.: (503) 220-4896

                                        Attention: Patrik Norris


                                        LIBOR
                                        Office: 1300 S.W. Fifth Avenue, T19
                                                Portland, Oregon 97201

                                        Facsimile No.: (503) 220-4896

                                        Attention: Patrik Norris

                       18%             THE BANK OF NOVA SCOTIA


                                       By:______________________________________
                                          Title:________________________________

                                       Domestic
                                       Office:  888 S.W. Fifth Avenue,
                                                Suite 750
                                                Portland, Oregon 97204

                                       Facsimile No.: (503) 222-5502

                                       Attention: Daryl Hogge


                                       LIBOR
                                       Office: 888 S.W. Fifth Avenue
                                               Suite 750
                                               Portland, Oregon 97204

                                       Facsimile No.: (503) 222-5502

                                       Attention: Daryl Hogge

                       12%             UNITED STATES NATIONAL BANK OF OREGON


                                       By:______________________________________
                                          Title:________________________________

                                       Office: 555 S.W. 5th Ave., PL-7
                                               Portland, OR  97204

                                       Facsimile No.: (503) 275-4600

                                       Attention: Loretta Frazier


                                       LIBOR
                                       Office: 555 S.W. 5th Ave., PL-7
                                               Portland, OR  97204

                                       Facsimile No.: (503) 275-4600

                                       Attention: Loretta Frazier

                       12%             KEY BANK OF WASHINGTON


                                       By:______________________________________
                                          Title:________________________________

                                       Domestic
                                       Office:  700 Fifth Avenue, 48th Floor
                                                Seattle, Washington 98104

                                       Facsimile No.: (206) 684-6035

                                       Attention: John Brock


                                       LIBOR
                                       Office: 17900 Pacific Highway South
                                               Suite 301
                                               Seattle, Washington 98188

                                       Facsimile No.: (800) 297-5495

                                       Attention: Vickie Heineck

                       12%              THE FIRST NATIONAL BANK OF CHICAGO


                                        By:_____________________________________
                                           Title: Senior Vice President

                                        Domestic
                                        Office:  777 South Figueroa Street
                                                 40th Floor
                                                 Los Angeles, California 90017

                                        Facsimile No.: (213) 683-4949

                                        Attention: L.G. Buebe


                                        LIBOR
                                        Office: One First National Plaza
                                                10th Floor, Suite 0634
                                                Chicago, Illinois 60670

                                        Facsimile No.: (312) 732-4840

                                        Attention: Stewart Klein

                       8%               THE BANK OF TOKYO - MITSUBISHI LTD.,
                                        PORTLAND BRANCH


                                        By:_____________________________________
                                           Title:_______________________________

                                        Domestic
                                        Office:  2300 Pacwest Center
                                                 1211 S.W. Fifth Avenue
                                                 Portland, Oregon 97204

                                        Facsimile No.: (503) 227-5372

                                        Attention: Mr. Hiro Nakazawa


                                        LIBOR
                                        Office: 2300 Pacwest Center
                                                1211 S.W. Fifth Avenue
                                                Portland, Oregon 97204

                                        Facsimile No.: (503) 227-5372

                                        Attention: Mr. Hiro Nakazawa

                       8%             PNC BANK, NATIONAL ASSOCIATION


                                      By:_______________________________________
                                         Title:_________________________________

                                      Domestic
                                      Office:  249 Fifth Avenue
                                               PI-POPP-02-2
                                               Pittsburgh, PA 15222

                                      Facsimile No.: (412) 762-8746

                                      Attention: Denise Simeone


                                      LIBOR
                                      Office: 249 Fifth Avenue
                                              PI-POPP-02-2
                                              Pittsburgh, PA 15222

                                      Facsimile No.: (412) 762-8746

                                      Attention: Denise Simeone

                       8%             NATIONSBANK OF TEXAS, N.A.


                                      By:_______________________________________
                                         Title:_________________________________

                                      Domestic
                                      Office:  901 Main Street
                                               Dallas, Texas 75202

                                      Facsimile No.: (214) 508-0944

                                      Attention: Kay Hibbs


                                      LIBOR
                                      Office: 901 Main Street
                                              Dallas, Texas 75202

                                      Facsimile No.: (214) 508-0944

                                      Attention: Kay Hibbs

                       4%             UNION BANK OF CALIFORNIA, N.A.


                                      By:_______________________________________
                                         Title:_________________________________

                                      Domestic
                                      Office:  400 California Street
                                               17th Floor
                                               San Francisco, CA 94104

                                      Facsimile No.: (415) 765-3146

                                      Attention: Norma Sarto


                                      LIBOR
                                      Office: 400 California Street
                                              17th Floor
                                              San Francisco, CA 94104

                                      Facsimile No.: (415) 765-3146

                                      Attention: Norma Sarto

                                                                      SCHEDULE I


                               DISCLOSURE SCHEDULE

ITEM 6.6            Material Developments.

ITEM 6.7            Litigation.

                    Description of Proceeding            Action or Claim Sought
                    -------------------------            ----------------------

ITEM 6.8            Existing Subsidiaries.

                                     State of         Ownership       Business
                     Name          Incorporation          %          Description
                     ----          -------------      ---------      -----------

ITEM 6.11           Employee Benefit Plans.

ITEM 6.12           Environmental Matters.

ITEM 7.2.2(a)       Ongoing Investments.

ITEM 7.2.2(b)       Indebtedness to be Paid.

                    Creditor                        Outstanding Principal Amount
                    --------                        ----------------------------

                    Term Notes under
                     Original Credit
                      Agreement                          $
                                                          -----------------

ITEM 7.2.2(c)       Ongoing Indebtedness.

Debtor              Creditor                        Outstanding Principal Amount
- ------              --------                        ----------------------------

                                                                       EXHIBIT A

                                 REVOLVING NOTE

$___________                                                  ____________, 1996

     FOR VALUE RECEIVED, the undersigned, OREGON STEEL MILLS, INC., a Delaware corporation (the " Borrower"), promises to pay to the order of ______________________ (the "Lender") on the Revolving Loan Commitment Termination Date (as such term is defined in the hereinafter-described Credit Agreement) the principal sum of __________________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, FIRST INTERSTATE BANK OF OREGON, N.A. ("First Interstate"), as Administrative Agent, THE BANK OF NOVA SCOTIA ("Scotiabank"), as Syndication Agent, First Interstate and Scotiabank, as Managing Agents, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

     This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                   OREGON STEEL MILLS, INC.


                                                   By___________________________
                                                     Title:

                     REVOLVING LOANS AND PRINCIPAL PAYMENTS

                 Amount of                                      Amount of                   Unpaid
                 Revolving                                      Principal                  Principal
                 Loan Made                                        Repaid                    Balance
            ---------------------                          -------------------       --------------------
                                         Interest
            Base            LIBO        Period (if         Base           LIBO       Base            LIBO                  Notation
Date        Rate            Rate        applicable)        Rate           Rate       Rate            Rate       Total      Made By
- ----        ----            ----        -----------        ----           ----       ----            ----       -----      --------


                                                                       EXHIBIT B

                                 SWINGLINE NOTE

$15,000,000                                                     __________, 1996

     FOR VALUE RECEIVED, the undersigned, OREGON STEEL MILLS, INC., a Delaware corporation (the " Borrower"), promises to pay to the order of FIRST INTERSTATE BANK OF OREGON, N.A. ("First Interstate") on the Swingline Loan Commitment Termination Date (as such term is defined in the hereinafter-described Credit Agreement) the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Swingline Loans shown on the schedule attached hereto (and any continuation thereof) or in the records of First Interstate made by First Interstate as Swingline Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of even date herewith (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, First Interstate, as Administrative Agent, The Bank of Nova Scotia ("Scotiabank"), as Syndication Agent, First Interstate and Scotiabank, as Managing Agents, and the various financial institutions as are, or may from time to time become, parties thereto.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

     This Note is the Swingline Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                                   OREGON STEEL MILLS, INC.

                                                   By___________________________
                                                     Title:

                     SWINGLINE LOANS AND PRINCIPAL PAYMENTS

                Amount of               Interest                Amount of              Unpaid
                Swingline              Period (if               Principal            Principal                            Notation
Date            Loan Made              applicable)               Repaid               Balance           Total              Made By
- ----            ---------              -----------               ------               -------           -----              -------



                                                                       EXHIBIT C

                                BORROWING REQUEST

First Interstate Bank Of Oregon, N.A.,
as Administrative Agent
1300 S.W. Fifth Avenue
Portland, Oregon  97208

Attention:  [Name]
            [Title]

     Re: Oregon Steel Mills, Inc.

Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Amended and Restated Credit Agreement, dated as of _________________, 1996 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Oregon Steel Mills, Inc., a Delaware corporation (the "Borrower"), certain financial institutions, First Interstate Bank of Oregon, N.A. ("First Interstate"), as administrative agent (the "Administrative Agent"), The Bank of Nova Scotia ("Scotiabank"), as syndication agent, and First Interstate and Scotiabank, as managing agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $__________ on __________, 19___ as a [LIBO Rate Loan having an Interest Period of _______ months] [Base Rate Loan].

     The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                                   Person to be Paid
                          --------------------------------------
Amount to be                                                                 Name, Address, etc.
Transferred               Name                       Account No.             of Transferee Lender
- -----------               ----                       -----------             --------------------
$
 -----------              -------------              -----------             --------------------
                                                                             --------------------
                                                                             Attention:
                                                                                       ----------
$
 -----------              -------------              -----------             --------------------
                                                                             --------------------
                                                                             Attention:
                                                                                       ----------

Balance of                The Borrower               -----------             --------------------
such proceeds                                                                --------------------
                                                                             Attention:
                                                                                       ----------

     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by
its duly Authorized Officer this     day of                , 19   .

                                                      OREGON STEEL MILLS, INC.


                                                      By
                                                        -----------------------
                                                         Title:

                                                                       EXHIBIT D

                         CONTINUATION/CONVERSION NOTICE


First Interstate Bank of Oregon, N.A.,
as Administrative Agent
1300 S.W. Fifth Avenue
Portland, Oregon  97208

Attention:  [Name]
           [Title]

     Re: Oregon Steel Mills, Inc.

Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Amended and Restated Credit Agreement, dated as of _______________, 1996 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Oregon Steel Mills, Inc., a Delaware corporation (the "Borrower"), certain financial institutions, First Interstate Bank of Oregon, N.A. ("First Interstate") as administrative agent (the "Administrative Agent"), The Bank of Nova Scotia ("Scotiabank"), as syndication agent, and First Interstate and Scotiabank, as managing agents. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that on ____________, 19___,

         (1) $___________ of the presently outstanding principal amount of the Revolving Loans originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the Revolving Loans originally made on __________, 19___],

         (2) and all presently being maintained as *[Base Rate Loans] [LIBO Rate Loans],

         (3) be [converted into] [continued as],

______________________

* Select appropriate interest rate option.

         (4) *[LIBO Rate Loans having an Interest Period of ______ months] [Base Rate Loans].

The Borrower hereby:

         (a) certifies and warrants that no Default has occurred and is continuing; and

         (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

         The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.

                                                      OREGON STEEL MILLS, INC.


                                                      By________________________
                                                         Title:


_______________

*        Insert appropriate interest rate option.

                                                                       EXHIBIT E

                           LENDER ASSIGNMENT AGREEMENT


To:      Oregon Steel Mills, Inc.
         P.O. Box 5368
         Portland, Oregon 97228

To:      First Interstate Bank of Oregon, N.A.,
         as Administrative Agent
         1300 S.W. Fifth Avenue

         Portland, Oregon 97208

Gentlemen and Ladies:

     We refer to clause (d) of Section 10.11.1 of the Amended and Restated Credit Agreement, dated as of _________, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Oregon Steel Mills, Inc., a Delaware corporation (the "Borrower"), the various financial institutions (the "Lenders") as are, or shall from time to time become, parties thereto, First Interstate Bank of Oregon, N.A. ("First Interstate"), as administrative agent (the "Administrative Agent"), The Bank of Nova Scotia ("Scotiabank"), as syndication agent and First Interstate and Scotiabank, as managing agents for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This agreement is delivered to you pursuant to clause (d) of Section
10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Loans and Commitments of _____________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by any Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent

     (a) the Assignee

         (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

         (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

     (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section
10.11.1 of the Credit Agreement upon the delivery hereof.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Administrative Agent to acknowledge receipt of this document:

                 (A)      Address for Notices:
                                  Institution Name:
                                  Attention:
                                  Domestic Office:
                                  Telephone:
                                  Facsimile:
                                  LIBOR Office:
                                  Telephone:
                                  Facsimile:

                 (B)      Payment Instructions:

         This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                                    [ASSIGNOR]

Revolving Loan
  Commitment

          and

Revolving Loans:                    __%

                                                       By:_____________________
                                                          Title:


Percentage                                             [ASSIGNEE]

Revolving Loan
  Commitment
     and
Revolving Loans:                    __%

                                                       By:_____________________
                                                          Title:

Accepted and Acknowledged
this __ day of _______, 19__

First Interstate Bank of Oregon, N.A.
  as Administrative Agent

By:________________________
   Title:

                                        3